EXHIBIT 99.1

News Release

January 25, 2016

Ashland Inc. reports preliminary financial results for first quarter of fiscal 2016
·	Earnings from continuing operations equal $1.38 per diluted share
·	Adjusted earnings from continuing operations were $1.41 per diluted share
·	Adjusted EBITDA equals $247 million; adjusted EBITDA margin rises 240 basis points to 21.2 percent

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH), a global leader in differentiated specialty chemicals and, through Valvoline, a premium consumer-branded lubricant supplier, today announced preliminary(1) financial results for the fiscal first quarter ended December 31, 2015.

Quarterly Highlights

(in millions except per-share amounts)	Quarter Ended Dec. 31
	2015	2014
Operating income	$151	$169
Key items*	13	8
Adjusted operating income*	$164	$177

Adjusted EBITDA*	$247	$262

Diluted earnings per share (EPS)
From net income	$1.35	$0.46

From continuing operations	$1.38	$0.57
Key items*	0.03	0.89
Adjusted EPS from continuing operations*	$1.41	$1.46

Cash flows provided by operating activities from continuing operations	$66	$50
Free cash flow*	13	7

* See Tables 5, 6 and 7 for Ashland definitions and U.S. GAAP reconciliations.

Ashland reported income from continuing operations of $91 million, or $1.38 per diluted share, on sales of nearly $1.2 billion. These results included three key items that together reduced income from continuing operations by approximately $3 million, net of tax, or $0.03 per diluted share. For the year-ago quarter, Ashland reported income from continuing operations of $40 million, or $0.57 per diluted share, on sales of nearly $1.4 billion. There were three key items in the year-ago quarter that, on a combined basis, reduced income from continuing operations by $62 million after tax, or $0.89 per diluted share. (Please refer to Table 5 of the accompanying financial statements for details of key items.) For the remainder of this news release, financial results have been adjusted to exclude the effect of key items in both the current and prior-year quarters.

On an adjusted basis, Ashland’s income from continuing operations in the first quarter of fiscal 2016 was $94 million, or $1.41 per diluted share, versus $102 million, or $1.46 per diluted share, for the year-ago quarter.

Ashland’s results as compared to the year-ago quarter were as follows:
·
While the company achieved continued growth in several core product lines, overall sales continued to be affected by the divestiture of non-core product lines, foreign exchange rates and weakening demand in the North American energy market. Together these factors reduced sales by approximately $155 million, to nearly $1.2 billion;

·	Selling, general and administrative (SG&A) costs declined 4 percent, to $233 million, as a result of foreign exchange rates, divestitures and employee-related expenses; and
·	Adjusted EBITDA margin rose by 240 basis points, to 21.2 percent. This improvement was driven by better business mix, good pricing discipline and margin management.

“The Ashland team generated another quarter of strong EBITDA margin growth in what is typically our weakest period of the year, despite stiff economic headwinds that reduced our overall results,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Our focus on growing the higher-margin, differentiated product lines where we add more value for customers – combined with another record quarter from Valvoline and good cost discipline – helped drive this margin improvement.”

He continued: “Ashland Specialty Ingredients (ASI) reported further sales gains in several of its core growth end markets, including pharmaceutical, hair care and coatings. However, these gains were more than offset by the combined effect of persistent macroeconomic headwinds resulting in lower-than-expected demand in other end markets. Within Ashland Performance Materials, composites reported solid year-over-year margin growth as a result of pricing discipline and its continued focus on product innovation and application development. Valvoline posted record first-quarter earnings, driven by good overall volume growth, improved channel and product mix, strong same-store sales growth at Valvoline Instant Oil ChangeSM (VIOC) and continued margin management.”

Wulfsohn also said Ashland continues to prioritize the effective allocation of capital through targeted investments in core product line growth and in return of cash to shareholders. During the first quarter, the company entered into a $500 million accelerated share repurchase agreement, with an initial delivery of approximately 3.9 million shares. Separately, Ashland announced in mid-December a definitive agreement to acquire OCH International, Inc. (Oil Can Henry’s), which operates and franchises a total of 89 quick-lube stores in six states. This acquisition, which is expected to be completed in the second quarter of fiscal 2016, will expand Valvoline’s store base by nearly 10 percent and mark Valvoline’s entry into the quick-lube space in several Pacific Northwest markets.

“The acquisition of Oil Can Henry’s is consistent with Valvoline’s strategy of investing in higher-return opportunities within its core lubricants business. We believe the continued expansion of the quick-lubes store footprint, via both organic growth as well as acquisitions, is among the most attractive investments for Valvoline," Wulfsohn explained.

Reportable Segment Performance
To aid understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis and EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 7 of this news release.

ASI achieved volume and share gains in several core growth end markets such as pharmaceutical, hair care and coatings. These gains were more than offset by weak energy markets, foreign currency and exited product lines. In total, ASI’s sales declined 15 percent, to $476 million. Overall results were lower than expected due to weaker demand in certain end markets, with customer destocking contributing to the shortfall. As expected during the quarter, ASI also completed maintenance turnarounds at numerous manufacturing facilities, which added $10 million in incremental costs. This work largely completes the planned turnarounds at ASI manufacturing facilities for fiscal 2016. The combination of the aforementioned headwinds totaled approximately $25 million – equal to the decline in ASI’s adjusted EBITDA during the quarter. Adjusted EBITDA margin fell 150 basis points, to 19.7 percent.

Within the Consumer Specialties division, sales revenue declined 7 percent, or a currency-adjusted 2 percent, versus the prior year. ASI continued to see good penetration of its value-added products sold into the pharmaceutical market, with currency-adjusted sales rising 3 percent. ASI continues to gain share in key technology platforms by capitalizing on its more differentiated controlled-release chemistries. Overall results within personal care were mixed. Sales declined by a currency-adjusted 7 percent on lower demand from our sun- and oral-care customers. These results were partially offset by improved demand for Ashland’s hair-care products, where the company reported robust volume growth, driven by recent product introductions. Within the Industrial Specialties division, sales declined 23 percent, or a currency-adjusted 21 percent, largely due to continued weakness in the North American energy market and the combined impact from exited product lines and foreign currency. Within coatings, Ashland is seeing good volume growth supported by a recent increase in manufacturing capacity. In addition, Ashland recently completed an expansion of its paint and coatings application lab in Wilmington, Delaware, to help customers create new formulations and accelerate product development. The new facility provides paint formulators with expansive resources for testing new or modified formulations, understanding consumer preferences, and optimizing their products for success.

Looking ahead to the second quarter of fiscal 2016, ASI expects sales to increase sequentially, in line with normal seasonality. Second-quarter sales are expected to be in the range of $515-$535 million and EBITDA margins to be in the range of 23.5-24.5 percent.

Ashland Performance Materials (APM) reported strong margin growth in the first quarter, driven by good pricing discipline amid a volatile raw-material environment within Composites and a continued focus on product innovation and application development. Overall EBITDA margin rose 360 basis points, to 16 percent. This performance was offset by weaker results within Intermediates & Solvents (I&S), where volumes and pricing negatively affected sales and earnings.  These factors, combined with the effects of divestitures and foreign exchange, led to a 12 percent year-over-year decline in EBITDA, to $37 million. Within Composites, volumes in Europe continued to grow as we achieved better penetration of our value-added products into residential construction markets. Volume strength in Europe was offset by softness in other regions, notably China and Brazil, where industrial growth is slowing. Sales to North American energy markets also remained weak. Overall composites sales declined 23 percent for the quarter. The majority of this decline was due to lower pricing reflecting lower raw material costs, and unfavorable foreign currency translation. Within I&S, overall results reflected lower volumes and pricing for butanediol (BDO), consistent with previous expectations. When compared to the prior-year period, total I&S sales declined 20 percent.

For the second quarter of fiscal 2016, APM expects sales to increase sequentially, in line with normal seasonality. Second-quarter sales are expected to be in the range of $235-$255 million and EBITDA margins to be in the range of 10-11 percent. Weaker BDO volumes and pricing, coupled with a scheduled I&S plant shutdown, are expected to drive the sequential margin decline.

Valvoline turned in another strong performance, with volume growing 4 percent and EBITDA climbing 10 percent, to $101 million. This marks the ninth consecutive quarter of year-over-year EBITDA growth. EBITDA as a percent of sales was 22.1 percent, an increase of 340 basis points versus the prior year. Total sales declined 7 percent, to $456 million, primarily as a result of pass-through pricing from lower raw-material costs and currency headwinds. Within the Do-it-Yourself (DIY) channel, volume was largely flat although mix improved due to well-executed promotions with a number of key customers. At VIOC, same-store sales rose nearly 6 percent at company-owned sites. Over the past year, VIOC has added 26 stores, bringing the total of company-owned and franchise sites to 956 at the end of December. Within Valvoline’s international channel, volume grew 8 percent, driven by good execution of channel building efforts. Valvoline’s overall mix continued to improve, with U.S. premium-branded lubricant sales volume increasing to 43.0 percent, a 460-basis-point improvement from the year-ago period.

For the second quarter, Valvoline expects continued strong performances across each channel. Sales are expected to be approximately $480-$490 million while EBITDA margin is expected to be approximately 23 percent.

When adjusted for key items, Ashland’s effective tax rate for the December 2015 quarter was 25 percent. For the full 2016 fiscal year, the company continues to expect its adjusted effective tax rate to be in the range of 24-26 percent.

Separation Update
Last September, Ashland announced a plan to separate into two independent, publicly traded companies – one focused on specialty chemicals and the other focused on high-performance lubricants. The new Ashland will be a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets. Valvoline will focus on building the world's leading engine and automotive maintenance business by providing hands-on expertise to customers in each of its primary market channels. Each company will be a leader in its respective industry, with the capital structure, financial resources and capital allocation strategies to drive revenue and earnings growth.

Ashland remains on track to complete the separation consistent with its previously stated timeline. Separation planning and key work streams are continuing, with the work being led by a project management team composed of business and resource group leaders from around the world.

“Over the past four months, we have worked as one team to prepare these two strong, but distinctly different, business platforms for success as independent, publicly traded companies,” said Wulfsohn. “Each of these businesses has a tremendous foundation on which to build, as well as attractive growth opportunities and experienced leadership teams. The new Ashland will be positioned to drive continued growth in higher-margin, value-added core product lines and build on its reputation for industry-leading innovation, while optimizing its business and product portfolio and maintaining a disciplined approach to capital investment. At the same time, Valvoline will continue expanding its network of Valvoline Instant Oil Change stores, pursuing opportunities to capture new market share by leveraging the Valvoline brand across multiple channels, and growing its international presence.”

Outlook
Wulfsohn added: “Looking ahead, we should begin to lap some of the headwinds we have been facing as we enter the June quarter. In addition, Valvoline expects continued year-over-year earnings growth and margin improvement. We expect ASI to continue expanding its positions in higher-margin, core growth end markets. At the same time, in line with recent global dynamics, we are seeing lower-than-expected March quarter demand in Industrial Specialties markets in emerging regions.  In this context, ASI is accelerating productivity and sales pipeline initiatives.”

He concluded: “We have a great team, aligned around a clear strategy and vision, with a proven track record of taking the actions required to drive operating and financial results that will create value for our shareholders. We are making important gains within ASI’s core growth end markets, Valvoline and with the separation into two great companies.”

Conference Call Webcast
Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9 a.m. EST Tuesday, January 26, 2016. The webcast and supporting materials will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
This news release includes certain non-GAAP (Generally Accepted Accounting Principles) measures. Such measurements are not prepared in accordance with GAAP and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP measures assists investors in understanding the ongoing operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP amounts have been reconciled with reported GAAP results in Tables 5, 6 and 7 of the financial statements provided with this news release.

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. Through our three business units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries. Visit ashland.com to learn more.

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C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, including the proposed separation of its specialty chemicals and Valvoline businesses, the expected timetable for completing the separation, the future financial and operating performance of each company, strategic and competitive advantages of each company, the leadership of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the proposed separation will not be consummated within the anticipated time period or at all, including as the result of regulatory market or other factors; the potential for disruption to Ashland’s business in connection with the proposed separation; the potential that the new Ashland and Valvoline do not realize all of the expected benefits of the separation,  Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); the global restructuring program (including the possibility that Ashland may not realize the anticipated revenue and earnings growth, cost reductions and other expected benefits from the program); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as result of new information, future event or otherwise.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

SM Service mark, Ashland or its subsidiaries, registered in various countries.
™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Ashland Inc. and Consolidated Subsidiaries		Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2015	2014

Sales	$1,163	$1,391
Cost of sales	771	982
GROSS PROFIT	392	409
Selling, general and administrative expense	224	226
Research and development expense	25	25
Equity and other income	8	11
OPERATING INCOME	151	169
Net interest and other financing expense	42	41
Net gain (loss) on divestitures	2	(85)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	111	43
Income tax expense	20	3
INCOME FROM CONTINUING OPERATIONS	91	40
Loss from discontinued operations (net of taxes)	(2)	(8)

NET INCOME	$89	$32

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.38	$0.57
Loss from discontinued operations	(0.03)	(0.11)
Net income	$1.35	$0.46

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	66	70

SALES
Specialty Ingredients	$476	$561
Performance Materials	231	338
Valvoline	456	492
	$1,163	$1,391

OPERATING INCOME (LOSS)
Specialty Ingredients	$38	$60
Performance Materials	24	25
Valvoline	92	83
Unallocated and other	(3)	1
	$151	$169

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	December 31	September 30
	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$1,039	$1,257
Accounts receivable	851	961
Inventories	723	706
Deferred income taxes	155	155
Other assets	164	169
Total current assets	2,932	3,248

Noncurrent assets
Property, plant and equipment
Cost	4,161	4,144
Accumulated depreciation	2,005	1,962
Net property, plant and equipment	2,156	2,182

Goodwill	2,462	2,486
Intangibles	1,114	1,142
Restricted investments	289	285
Asbestos insurance receivable	176	180
Equity and other unconsolidated investments	64	65
Other assets	480	476
Total noncurrent assets	6,741	6,816

Total assets	$9,673	$10,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$645	$326
Current portion of long-term debt	55	55
Trade and other payables	461	573
Accrued expenses and other liabilities	433	494
Total current liabilities	1,594	1,448

Noncurrent liabilities
Long-term debt	3,337	3,348
Employee benefit obligations	1,059	1,076
Asbestos litigation reserve	648	661
Deferred income taxes	81	89
Other liabilities	407	405
Total noncurrent liabilities	5,532	5,579

Stockholders’ equity	2,547	3,037

Total liabilities and stockholders' equity	$9,673	$10,064

Ashland Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended
	December 31
	2015	2014
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income	$89	$32
Loss from discontinued operations (net of taxes)	2	8
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	83	85
Debt issuance cost amortization	3	4
Deferred income taxes	3	(10)
Equity income from affiliates	(4)	(4)
Distributions from equity affiliates	5	3
Stock based compensation expense	8	7
Gain on available-for-sale securities	(2)	-
Net loss (gain) on divestitures	(2)	85
Pension contributions	(4)	(6)
Change in operating assets and liabilities (a)	(115)	(154)
Total cash provided by operating activities from continuing operations	66	50

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(53)	(43)
Proceeds from disposal of property, plant and equipment	1	1
Purchase of operations - net of cash acquired	(4)	-
Proceeds (uses) from sale of operations or equity investments	(2)	106
Reimbursement from restricted investments	7	-
Proceeds from the settlement of derivative instruments	7	-
Total cash provided (used) by investing activities from continuing operations	(44)	64

CASH FLOWS USED BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Repayment of long-term debt	(14)	-
Proceeds (repayment) from short-term debt	319	(6)
Repurchase of common stock	(500)	(127)
Cash dividends paid	(24)	(24)
Excess tax benefits related to share-based payments	-	2
Total cash used by financing activities from continuing operations	(219)	(155)
CASH USED BY CONTINUING OPERATIONS	(197)	(41)
Cash used by discontinued operations
Operating cash flows	(10)	(84)
Investing cash flows	-	(2)
Effect of currency exchange rate changes on cash and
cash equivalents	(11)	(10)
DECREASE IN CASH AND CASH EQUIVALENTS	(218)	(137)
Cash and cash equivalents - beginning of period	1,257	1,393
CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,039	$1,256

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$61	$59
Performance Materials	13	17
Valvoline	9	9
	$83	$85
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$43	$23
Performance Materials	4	6
Valvoline	5	10
Unallocated and other	1	4
	$53	$43

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries		Table 4
INFORMATION BY REPORTABLE SEGMENT
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2015	2014
SPECIALTY INGREDIENTS
Sales per shipping day	$7.7	$9.1
Metric tons sold (thousands)	68.7	79.9
Gross profit as a percent of sales (a)	32.9%	32.7%
PERFORMANCE MATERIALS
Sales per shipping day	$3.7	$5.4
Metric tons sold (thousands)	106.2	129.5
Gross profit as a percent of sales (a)	22.1%	17.3%
VALVOLINE
Lubricant sales (gallons)	40.4	38.9
Premium lubricants (percent of U.S. branded volumes)	43.0%	38.4%
Gross profit as a percent of sales (a)	38.3%	33.3%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Inc. and Consolidated Subsidiaries					Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended December 31, 2015
	Specialty	Performance		Unallocated
	Ingredients	Materials	Valvoline	& Other	Total
OPERATING INCOME (LOSS)
Restructuring and separation costs	$3	$-	$-	$(6)	$(3)
Legal reserve	-	-	-	(10)	(10)
All other operating income	35	24	92	13	164
Operating income (loss)	38	24	92	(3)	151

NET INTEREST AND OTHER FINANCING EXPENSE				42	42

NET GAIN ON DIVESTITURES				2	2

INCOME TAX EXPENSE (BENEFIT)
Key items				(4)	(4)
Discrete items				(6)	(6)
All other income tax expense				30	30
				20	20
INCOME (LOSS) FROM CONTINUING OPERATIONS	$38	$24	$92	$(63)	$91

	Three Months Ended December 31, 2014
	Specialty	Performance		Unallocated
	Ingredients	Materials	Valvoline	& Other	Total
OPERATING INCOME (LOSS)
Restructuring	$-	$-	$-	$(1)	$(1)
Award modification	-	-	-	(7)	(7)
All other operating income	60	25	83	9	177
Operating income	60	25	83	1	169

NET INTEREST AND OTHER FINANCING EXPENSE				41	41

NET LOSS ON DIVESTITURES
Loss on sale of Elastomers				(85)	(85)

INCOME TAX EXPENSE (BENEFIT)
Key items				(31)	(31)
All other income tax expense				34	34
				3	3
INCOME (LOSS) FROM CONTINUING OPERATIONS	$60	$25	$83	$(128)	$40

Ashland Inc. and Consolidated Subsidiaries		Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Free cash flow (a)	2015	2014
Total cash flows provided by operating activities
from continuing operations	$66	$50
Adjustments:
Additions to property, plant and equipment	(53)	(43)
Free cash flows	$13	$7

(a)	Free cash flow is defined as cash flows provided by operating activities less additions to property, plant and equipment and other items Ashland has deemed non operational (if applicable).

Ashland Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Adjusted EBITDA - Ashland Inc.	2015	2014
Net income	$89	$32
Income tax expense	20	3
Net interest and other financing expense	42	41
Depreciation and amortization (a)	81	85
EBITDA	232	161
Loss from discontinued operations (net of taxes)	2	8
Net loss on divestiture	-	85
Operating key items (see Table 5)	13	8
Adjusted EBITDA	$247	$262

Adjusted EBITDA - Specialty Ingredients
Operating income	$38	$60
Add:
Depreciation and amortization (a)	59	59
Key items (see Table 5)	(3)	-
Adjusted EBITDA	$94	$119

Adjusted EBITDA - Performance Materials
Operating income	$24	$25
Add:
Depreciation and amortization	13	17
Key items (see Table 5)	-	-
Adjusted EBITDA	$37	$42

Adjusted EBITDA - Valvoline
Operating income	$92	$83
Add:
Depreciation and amortization	9	9
Key items (see Table 5)	-	-
Adjusted EBITDA	$101	$92

(a)	Depreciation and amortization excludes accelerated depreciation of $2 million for Specialty Ingredients for the three months ended December 31, 2015, which is included as a key item within this table.